UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2014

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The Purchase Agreement

On September 21, 2014, Hennessy Capital Acquisition Corp. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company and The Traxis Group B.V. (“Seller”), a limited liability company existing under the laws of the Netherlands and an entity that is majority owned by funds affiliated with Cerberus Capital Management, L.P.

The Business Combination

The Purchase Agreement provides for the acquisition by the Company of all of the outstanding shares of capital stock of School Bus Holdings Inc. (“SBH”), which, through its subsidiaries, conducts its business under the “Blue Bird” name, from Seller (the “Business Combination”).

Consideration and Equity Financing

Pursuant to the Purchase Agreement, the aggregate equity purchase price for the Business Combination is $255.0 million (the “Total Purchase Price”). The Company will pay the Total Purchase Price partially in cash (the “Cash Component”) and partially in common stock (the “Equity Component”), as follows:

•	The Cash Component represents the cash the Company will have available to pay the Total Purchase Price. The Cash Component will equal (i) the dollar amount remaining in the Company’s trust account after redemptions described below, plus (ii) the amount raised pursuant to the PIPE Investment (as defined herein), expected to be $40.0 million, plus (iii) the amount raised if the Company conducts a private placement pursuant to the Backstop Commitment (as defined below) minus (iv) the Company’s expenses incurred in connection with the Business Combination; and

•	The Equity Component will equal 11.5 million shares of Company common stock, subject to the following:

¡	if the Cash Component is greater than $140.0 million, the Equity Component will be reduced by one share of common stock for each $10.00 of such excess; and

¡	if the Cash Component is less than $140.0 million, the Equity Component will be increased by one share of common stock for each $10.00 of such shortfall, provided that if the amount of the Cash Component is less than $100.0 million, Seller may, at its option, terminate the Purchase Agreement.

The Equity Component will be payable solely to Seller. Upon consummation of the Business Combination, 13.6% of the Cash Component will be payable to certain directors, officers and employees of Blue Bird who are participants in SBH’s phantom award plan and the balance of the Cash Component will be payable to Seller.

The Cash Component will be funded through a combination of cash held in the Company’s trust account and the proceeds from the expected sale of $40.0 million (subject to possible increase up to $50.0 million) of the Company’s Series A Convertible Preferred Stock in a private placement (the “PIPE Investment”). A total of $40.0 million of the PIPE Investment has already been subscribed. Additionally, the Company has received a commitment from an investor to purchase up to $10.0 million of Company common stock through (i) open market or privately negotiated transactions with third parties, (ii) a private placement with consummation to occur concurrently with that of the Business Combination, or (iii) a combination thereof, in order to ensure sufficient funds to finance the Cash Component (the “Backstop Commitment”).

Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation (the “Existing Charter”) and in accordance with the terms of the Purchase Agreement, the Company will be providing its public stockholders with the opportunity to redeem their shares of Company common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Company’s trust account (which holds the proceeds of the Company’s January 2014 initial public offering (the “IPO”), less taxes payable) as of two business days prior to the consummation of the Business Combination (the “Redemption Offer”). For illustrative purposes, based on funds in the trust account of approximately $115.0 million on June 30, 2014, the estimated per share redemption price would have been approximately $10.00.

Representations and Warranties

Under the Purchase Agreement, Seller, on the one hand, and the Company, on the other hand, made customary representations and warranties for transactions of this nature. Except for certain representations made by Seller relating to its ownership of all the issued and outstanding shares of SBH (which survive for a period of one year after the closing of the Business Combination), the representations and warranties made by Seller and the Company to each other in the Purchase Agreement will not survive the consummation of the Business Combination.

Conditions to Consummation of the Business Combination

Consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary conditions of the respective parties, including the approval of the Business Combination by the Company’s stockholders in accordance with the Existing Charter and the completion of the Redemption Offer. Each redemption of public shares by the Company’s public stockholders will decrease the amount in the Company’s trust account, which holds approximately $115.0 million as of June 30, 2014. If the aggregate amount of cash available to pay the Cash Component is less than $140.0 million, then the Equity Component will be increased by one share of common stock for each $10.00 of such shortfall, with each share of Company common stock valued at $10.00.

In addition, consummation of the transactions contemplated by the Purchase Agreement is subject to other closing conditions, including, among others: (i) that all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws have expired or been terminated; (ii) Seller, on the one hand, and Hennessy Capital Partners I LLC

(the “Sponsor”) and the Founders (as defined below), on the other hand, each have received a fully executed lock-up agreement from each other; (iii) each of the Backstop and Subscription Agreement (as defined below), the Preferred Subscription Agreement (as defined below) and the Voting and Support Agreement (as defined below) remaining in full force and effect, and the parties thereto being in compliance with the terms and conditions thereof in all material respects, and if Seller exercises its rights to enforce the Backstop and Subscription Agreement, the Preferred Subscription Agreement or the Voting and Support Agreement pursuant to the terms thereof, such Subscriber (as defined in the applicable Backstop and Subscription Agreement or the Preferred Subscription Agreement) or Founder Stockholder (as defined in the Purchase Agreement), as applicable, will have complied with and consummated its obligations with respect thereto; (iv) the Company’s common stock remaining listed on NASDAQ; and (v) the approval by the Company’s stockholders of (A) the Purchase Agreement and the Business Combination, (B) the proposals with respect to the proposed amendments of the Existing Charter (as described in the Company’s preliminary proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2014) (the “Preliminary Proxy Statement”) and (C) the post-closing members of the Company’s board of directors, and certain committees thereof, in each case as set forth in the Purchase Agreement and described in the Preliminary Proxy Statement, will have been approved and appointed or elected, as applicable, to their respective position(s) and the Company will have offered each of the same the opportunity to enter an agreement for indemnification (in addition to the indemnification provided for in the Company’s governing documents), effective as of the closing of the Business Combination.

Termination

As discussed above, Seller may, at its option, terminate the Purchase Agreement if the amount of the Cash Component is less than $100.0 million. The Purchase Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing, including by either party if the transactions contemplated by the Purchase Agreement have not been completed by March 31, 2015, provided that the failure of the Closing to occur on or before such date is not due to the failure by the party seeking to terminate to perform and comply in all material respects with its covenants and agreements contained in the Purchase Agreement or any of the other documents that are required to be performed or complied with at or prior to Closing. If the Purchase Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Purchase Agreement with certain limited exceptions, including liability for any willful breach of the Purchase Agreement.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

Common Stock Backstop and Subscription Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a Backstop and Subscription Agreement (the “Backstop and Subscription Agreement”) with the investor named therein, pursuant to which the investor has agreed to purchase up to $10.0 million worth of shares of Company common stock, or approximately 1.0 million shares, in two tranches of $5.0 million each. The investor will purchase the shares through one or more of (x) open market or privately negotiated transactions with third parties (including forward contracts), (y) a private placement with consummation concurrently with that of the Business Combination at a purchase price of $10.00 per share, or (z) a combination thereof. The investor is required to use its reasonable best efforts to purchase its allocation of shares in the first tranche. In the event the investor purchases its entire allocation in the first tranche, such investor will have the right to purchase its maximum allocation of shares in the second tranche, if so directed by the Company. The investor in the Backstop Commitment has agreed to vote any Company common stock that it owns, whether acquired pursuant to the Backstop Commitment or otherwise, in favor of the Business Combination and the other proposals set forth in the Preliminary Proxy Statement. The investor in the Backstop Commitment has also agreed not to transfer any Company common stock that it owns until the earlier of (i) the closing of the Business Combination or (ii) the public announcement by the Company of the termination of the Purchase Agreement. In consideration for the Backstop Commitment, the investor will receive (i) a commitment fee of $300,000, which fee will be borne evenly between the Company and Seller, and (ii) upon the closing of the Business Combination, up to 102,750 shares of newly issued Company common stock, and, concurrently with such issuance, an identical number of founder shares (as defined below) will be forfeited by the Sponsor and cancelled by the Company. The forfeited shares will not include any founder earnout shares (as defined in the Preliminary Proxy Statement). A form of the Backstop and Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Backstop and Subscription Agreement is qualified in its entirety by reference thereto.

Preferred Stock Subscription Agreement

On September 23, 2014, the Company entered into an Amended and Restated Subscription Agreement (the “Preferred Subscription Agreement”) with an investor named therein providing for the issuance by the Company of shares of Series A Convertible Preferred Stock in a private placement, subject to certain conditions, including the closing of the Business Combination. That agreement commits the investor to purchase up to 400,000 shares of Series A Convertible Preferred Stock for aggregate gross proceeds of $40.0 million. Prior to the execution of the Amended and Restated Subscription Agreement, such investor had only committed to purchase 350,000 shares of Series A Convertible Preferred Stock. The Company expects to raise $40.0 million pursuant to the PIPE Investment, subject to possible increase to up to $50.0 million. The terms, rights, obligations and preferences of the Series A Convertible Preferred Stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of the Company, a form of which is attached as Exhibit A to the Preferred Subscription Agreement and will be filed with the proposed Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware upon the closing of the Business Combination. A form of the Preferred Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Preferred Subscription Agreement is qualified in its entirety by reference thereto.

Voting and Support Agreement

Concurrent with the execution of the Purchase Agreement, the Sponsor and the Company’s officers and directors (collectively, the “Hennessy Stockholders”) entered into a Voting and Support Agreement with Seller (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, the Hennessy Stockholders have agreed, among other things, to vote the shares of Company common stock held by the Hennessy Stockholders (representing as of the date hereof approximately 20% of the voting power of the Company) in favor of all the proposals described in the Preliminary Proxy Statement. A copy of the Voting and Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Voting and Support Agreement is qualified in its entirety by reference thereto.

Director Removal Letter Agreement

Concurrent with the execution of the Purchase Agreement, the Sponsor entered into a letter agreement (the “Director Removal Letter Agreement”) with Seller, which provides that Seller will not, and will cause its affiliates to not, vote or provide consent, directly or indirectly, to remove Daniel J. Hennessy or Kevin Charlton from the Company’s board of directors without cause at any time from and after the closing of the Business Combination through the 2017 annual meeting of stockholders. Prior to any sale, transfer or other disposition of any shares of Company common stock by Seller to an affiliate, such affiliate will agree to be bound by the restrictions of the Director Removal Letter Agreement. A copy of the Director Removal Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Director Removal Letter Agreement is qualified in its entirety by reference thereto.

Sponsor Warrant Exchange Letter Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a Warrant Exchange Letter Agreement (the “Sponsor Warrant Exchange Letter Agreement”) with the Sponsor and Seller, which provides for the exchange of that number of outstanding warrants issued to the Sponsor in a private placement that occurred simultaneously with the closing of the IPO (the “placement warrants”) equal to (i) 12,125,000 less (ii) the number of public warrants validly tendered and not withdrawn in the proposed Public Warrant Exchange Offer (as defined in the Preliminary Proxy Statement), in exchange for shares of Company common stock at an exchange ratio of 0.1 of a share of Company common stock per each placement warrant (the “Sponsor Warrant Exchange”). The Sponsor Warrant Exchange is expected to occur concurrent with, and is contingent upon, the consummation of the Business Combination. Pursuant to the Sponsor Warrant Exchange Letter Agreement, the Sponsor has also agreed that until the earliest of: (a) the 180th day after the closing of the Business Combination, (b) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company common stock for cash, securities or other property and (c) if the last sale price of the Company common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the close of business on such 20th trading day, it will not sell, transfer or assign any shares of Company common stock issuable pursuant to the Sponsor Warrant Exchange, any shares of Company common stock issuable upon exercise of the placement warrants or any founder earnout shares or publicly announce any intention to do so. Further, the Sponsor agrees to allow the Company’s transfer agent to decline transfers of the shares subject to the Sponsor Warrant Exchange Letter Agreement. A copy of the Sponsor Warrant Exchange Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the Sponsor Warrant Exchange Letter Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

At the closing of the Business Combination, the Company will also enter into a registration rights agreement with Seller and the investors in the Backstop Commitment and the PIPE Investment. Under the registration rights agreement, such parties will hold registration rights that obligate the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the shares of Company common stock that they acquire in connection with the Business Combination, the Backstop Commitment (including any shares received as a fee payable in connection with the Backstop Commitment) and the investment in the Series A Convertible Preferred Stock. Following the closing of the Business Combination, the Company will, as soon as commercially reasonable but in no event later than 45 days after the closing of the Business Combination, register for resale under the Securities Act the (i) shares of Series A Convertible Preferred Stock and the underlying shares of common stock and (ii) shares of common stock issued in connection with the Backstop Commitment. The Company has agreed to use its reasonable best efforts to cause such registration statement to become effective no later than 120 days after the closing of the Business Combination (if the Company receives comments from the SEC on such registration statement) or 90 days after the closing of the Business Combination (if the Company does not receive any such comments). The Company may delay a request by Seller for demand registration if, in its reasonable judgment, it is not feasible for the Company to proceed with the registration because of the existence of any acquisition, disposition or other material transaction or financing activity involving the Company, or because of the unavailability of any required financial statements or the Company’s possession of material information that it would not be in the Company’s best interests to disclose in a registration statement, provided that such refusal only results in a 120-day delay in the filing of the registration statements. In addition, in the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. No such blackout period may continue for more than 45 consecutive days or occur more than two times in any single calendar year. Under the registration rights agreement, such parties will also hold “piggyback” registration rights exercisable at any time that allow them to include the shares of Company common stock that they own in any public offering of equity securities initiated by the Company (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback”

registration rights are subject to proportional cutbacks based on the manner of such offering and the identity of the party initiating such offering.

The Company has agreed to indemnify such parties against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell the Company’s shares, unless such liability arose from their misstatement or omission, and such parties have agreed to indemnify the Company against all losses caused by their misstatements or omissions in those documents. The Company will pay all expenses incidental to its performance under the registration rights agreement, as well as the underwriting discounts and commissions payable by such parties in connection with the sale of their shares under the registration rights agreement. A form of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements

At the closing of the Business Combination, Seller will enter into a 180-day lock-up agreement (the “Seller Lock-Up Agreement”) with the Company with respect to the shares of Company common stock received by Seller as part of the Equity Component, and the Sponsor and certain individuals, each of whom was and/or is a director of the Company or member of the Company’s management team prior to the Business Combination, and who will remain a stockholder of the Company immediately after the Business Combination (each, a “Founder” and collectively, the “Founders”), will enter into a 12-month lock-up agreement (the “Sponsor Lock-Up Agreement”) with Seller with respect to the 2,875,000 shares of Company common stock issued to the Sponsor in a private placement prior to the Company’s IPO (the “founder shares” and, together with the shares of Company common stock received by Seller as part of the Equity Component, the “Lock-Up Shares”). Pursuant to the Seller Lock-Up Agreement and Sponsor Lock-Up Agreement, each party will agree that, for a period of 180 days (in the case of Seller) or 12 months (in the case of Sponsor and the Founders) from the closing of the Business Combination (which periods may be shortened under certain circumstances), such party will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Lock-Up Shares of such party, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares of such party, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, each party to the Seller Lock-Up Agreement and Sponsor Lock-Up Agreement may sell or otherwise transfer any Lock-Up Shares of such party to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the lock-up agreement applicable to such Lock-Up Shares. Forms of the Seller Lock-Up Agreement and Sponsor Lock-Up Agreement are filed with this Current Report on Form 8-K as Exhibits 10.7 and 10.8, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Seller Lock-Up Agreement and Sponsor Lock-Up Agreement, respectively, are qualified in their entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Company common stock and Series A Convertible Preferred Stock (including the shares of Company common stock issuable upon conversion thereof) to be issued in connection with the Business Combination, the PIPE Investment and the Backstop Commitment will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Important Information about the Public Warrant Exchange Offer

The proposed Public Warrant Exchange Offer for the Company’s outstanding public warrants referred to herein has not yet commenced. This Current Report on Form 8-K is neither an offer to exchange nor a solicitation of an offer to sell any securities. The solicitation and the offer to exchange the Company’s public warrants will be made pursuant to an offer to exchange and related materials that the Company intends to file with the SEC. At the time the Public Warrant Exchange Offer is commenced, the Company will file a tender offer statement on Schedule TO with the SEC. The Schedule TO (including an offer to exchange, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the Public Warrant Exchange Offer. These materials will be sent free of charge to holders of the Company’s outstanding public warrants when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by the Company by directing a request to: Morrow & Co., LLC, the Company’s information agent, at 470 West Avenue, 3rd Floor, Stamford, CT 06902, or by phone at (800) 662-5200 or email at hennessy.info@morrowco.com. Holders of the Company’s outstanding public warrants are urged to read the Public Warrant Exchange Offer documents and the other relevant materials when they become available before making any investment decision with respect to the Public Warrant Exchange Offer because they will contain important information about the Public Warrant Exchange Offer and the transaction.

Additional Information

The proposed Business Combination will be submitted to stockholders of the Company for their consideration. Stockholders are urged to read the proxy statement regarding the proposed Business Combination when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the Securities and Exchange Commission’s Internet site (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed Business Combination. Information regarding the Company’s directors and executive officers, in addition to information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the Company is contained in the Preliminary Proxy Statement for the Business Combination, which has been filed with the SEC, and which can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company and SBH and the combined company after completion of the proposed Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against SBH or the Company following announcement of the proposed Business Combination and transactions contemplated thereby; (3) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to obtain approval of the stockholders of the Company; (4) the ability to obtain or maintain the listing of the post-combination company’s common stock on NASDAQ following the Business Combination, including having the requisite number of stockholders; (5) the risk that the proposed Business Combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SBH and the Company businesses, and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that SBH or the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company in connection with the Business Combination, including those under “Risk Factors” therein, and other filings with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SBH and the Company undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1†	Purchase Agreement, dated as of September 21, 2014, by and between The Traxis Group B.V. and Hennessy Capital Acquisition Corp.

10.1	Form of Backstop and Subscription Agreement by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V., Hennessy Capital Partners I LLC and the investor named therein.

10.2	Form of Amended and Restated Preferred Subscription Agreement by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and the investor named therein.

10.3	Voting and Support Agreement, dated as of September 21, 2014, by and among The Traxis Group B.V., Hennessy Capital Partners I LLC and the stockholders set forth therein.

10.4	Director Removal Letter Agreement, dated as of September 21, 2014, by and between The Traxis Group B.V. and Hennessy Capital Partners I LLC.

10.5	Sponsor Warrant Exchange Letter Agreement, dated as of September 21, 2014, by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and Hennessy Capital Partners I LLC.

10.6	Form of Registration Rights Agreement by and among Blue Bird Corporation (formerly known as Hennessy Capital Acquisition Corp.), The Traxis Group B.V. and the investors named therein.

10.7	Form of Seller Lock-Up Agreement, by and between Hennessy Capital Acquisition Corp. and The Traxis Group B.V.

10.8	Form of Sponsor Lock-Up Agreement, by and among The Traxis Group B.V., Hennessy Capital Partners I LLC and the stockholders named therein.

†	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2014	HENNESSY CAPITAL ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1†	Stock Purchase Agreement, dated as of September 21, 2014, by and between The Traxis Group B.V. and Hennessy Capital Acquisition Corp.

10.1	Form of Backstop and Subscription Agreement by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V., Hennessy Capital Partners I LLC and the investor named therein.

10.2	Form of Amended and Restated Preferred Subscription Agreement by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and the investor named therein.

10.3	Voting and Support Agreement, dated as of September 21, 2014, by and among The Traxis Group B.V., Hennessy Capital Partners I LLC and the stockholders set forth therein.

10.4	Director Removal Letter Agreement, dated as of September 21, 2014, by and between The Traxis Group B.V. and Hennessy Capital Partners I LLC.

10.5	Sponsor Warrant Exchange Letter Agreement, dated as of September 21, 2014, by and among Hennessy Capital Acquisition Corp., The Traxis Group B.V. and Hennessy Capital Partners I LLC.

10.6	Form of Registration Rights Agreement by and among Blue Bird Corporation (formerly known as Hennessy Capital Acquisition Corp.), The Traxis Group B.V. and the investors named therein.

10.7	Form of Seller Lock-Up Agreement, by and between Hennessy Capital Acquisition Corp. and The Traxis Group B.V.

10.8	Form of Sponsor Lock-Up Agreement, by and among The Traxis Group B.V., Hennessy Capital Partners I LLC and the stockholders named therein.

†	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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